                                                                    EXHIBIT 3.2


                                    BYLAWS

                                      OF

                              NEW GRANCARE, INC.

                           (A DELAWARE CORPORATION)
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                                    BYLAWS

                                      OF

                              NEW GRANCARE, INC.


                                   PREAMBLE


     These Bylaws are subject to, and governed by, the General Corporation
Law of the State of Delaware (the "Delaware Corporation Law") and the Certificate of Incorporation (the "Certificate of Incorporation") of New GranCare, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.


                              ARTICLE I:  OFFICES

     1.1  Registered Office and Agent.  The registered office and registered
          ---------------------------
agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

     1.2  Other Offices.  The Corporation may also have offices at such other
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places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                     ARTICLE II:  MEETINGS OF STOCKHOLDERS

     2.1  Annual Meeting.  An annual meeting of stockholders of the
          --------------
Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

     2.2  Special Meeting.  A special meeting of the stockholders may be called
          ---------------
only by the Board of Directors pursuant to a resolution adopted by a majority of the directors then serving, by the Chairman of the Board, if such office has been filled, or by the Chief Executive Officer, if the office of Chairman has not been filled. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting given in accordance with these Bylaws or in a duly executed waiver of notice of such meeting.
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      2.3  Place of Meetings.  An annual meeting of stockholders may be held
           -----------------
at any place within or without the State of Delaware designated by the Board of Directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal offices of the Corporation unless another place is designated for meetings in the manner provided herein.

      2.4  Notice.  Written or printed notice stating the place, day, and
           ------
time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Chief Executive Officer, Secretary, or other officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

      2.5  Notice of Stockholder Business and Nominations
           ----------------------------------------------

      (A)    Annual Meetings of Stockholders.  (1) Nominations of persons
             -------------------------------
for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and complies with the notice procedures set for in this By-law.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the given of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-

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election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and, of such beneficial owner and
(ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

             (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (B)    Special Meetings of Stockholders.  Only such business shall be
            --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder or record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting, or the 10th day following the day on which public announcement if first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjustment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

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     (C)    General.  (1) Only such persons who are nominated in accordance
            -------
with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corpora-ion's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     2.6  Voting List.  At least ten (10) days prior to each meeting of
          -----------
stockholders, the Secretary or other officer of the Corporation who has responsibility of the Corporation's stock ledger, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock registered in the name of each stockholder. Such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     2.7  Quorum.  The holders of a majority in voting power of the
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outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy (or, if no stockholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place of the adjourned meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy provided that, if the adjournment is for more than thirty
(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which

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a quorum shall be present, in person or by proxy, any business may be transacted which might have been transacted at the original meeting.

     2.8   Required Vote; Withdrawal of Quorum.  When a quorum is present at
           -----------------------------------
any meeting, the vote of the holders of at least a majority in voting power of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the Certificate of Incorporation, or these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.9   Method of Voting; Proxies.  Except as otherwise provided in the
           -------------------------
Certificate of Incorporation or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.10  Record Date.  For the purpose of determining stockholders
           -----------
entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

           (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

           (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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           (iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     2.11  Conduct of Meeting.  The Chairman of the Board, if such office has
           ------------------
been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Vice-Chairman of the Board, if such office has been filled, and, if not or if the Vice Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act for any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     2.12  Inspectors.  The Board of Directors shall, in advance of any meeting
           ----------
of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

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                            ARTICLE III:  DIRECTORS

     3.1  Management.  The business and property of the Corporation shall be
          ----------
managed by or under the direction of the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

     3.2  Number; Qualification; Election; Term.  The Board of Directors shall
          -------------------------------------
set the number of directors.

     3.3  Change in Number.  No decrease in the number of directors constituting
          ----------------
the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

     3.4  Removal; Vacancies.  Any or all directors may be removed, with or
          ------------------
without cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority in voting power of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized number of directors, and any vacancies occurring in the Board of Directors, whether caused by death, resignation, retirement, disqualification, removal or other termination from office of any director or otherwise, shall be filled only by the vote of a majority of the directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors. Each successor director so chosen shall hold office until the next election and until his respective successor shall have been duly elected and qualified.

     3.5  Meetings of Directors.  The directors may hold their meetings and may
          ---------------------
have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

     3.6  First Meeting.  Each newly elected Board of Directors may hold its
          -------------
first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

     3.7  Election of Officers.  At the first meeting of the Board of Directors
          --------------------
after each annual meeting of stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

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     3.8  Regular Meetings.  Regular meetings of the Board of Directors shall be
          ----------------
held at such times and places as shall be designated from time to time by resolution of the Board of Directors.

     3.9  Special Meetings.  Special meetings of the Board of Directors shall be
          ----------------
held whenever called by the Chairman of the Board, if such office has been filled, the Chief Executive Officer, or any three or more directors.

     3.10  Notice.  The Secretary shall give notice of each special meeting to
           ------
each director at least twenty-four (24) hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

     3.11  Quorum; Majority Vote.  At all meetings of the Board of Directors, a
           ---------------------
majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     Notwithstanding the foregoing, unless approved by a majority of the outstanding shares of capital stock represented and entitled to vote, the affirmative vote of a majority of the directors present at any meeting of the Board of Directors is required to approve any transaction in which the amount involved (including installment payments, if applicable) is $60,000 or more between the Corporation and: (i) any officer, director or key employee of the Corporation; (ii) any affiliate of an officer, director or key employee of the Corporation; (iii) any stockholder of the Corporation owning, directly or indirectly, five percent or more of the voting power of the Corporation; or (iv) any affiliate of any stockholder of the Corporation having, directly or indirectly, 5% or more of the voting power of the Corporation.

     3.12  Procedure.  At meetings of the Board of Directors, business shall be
           ---------
transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Vice-Chairman of the Board, if such office has been filled, and, if not or if the Vice-Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board of Directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of

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

Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.13  Presumption of Assent.  A director of the Corporation who is present
           ---------------------
at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.14  Compensation.  The Board of Directors shall have the authority to fix
           ------------
the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.


                            ARTICLE IV:  COMMITTEES

     4.1  Designation.  The Board of Directors may, by resolution adopted by a
          -----------
majority of the entire Board of Directors, designate one or more committees, including without limitation an Executive Committee, Audit Committee and Compensation Committee as hereinafter described.

     4.2  Number; Qualification; Term.  Each committee shall consist of one (1)
          ---------------------------
or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

     4.3  Authority.  Each committee, to the extent expressly provided in the
          ---------
resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and the property of the Corporation except to the extent expressly restricted by such resolution or by law, the Certificate of Incorporation, or these Bylaws.

     4.4  Committee Changes.  The Board of Directors shall have the power at any
          -----------------
time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5  Alternate Members of Committees.  The Board of Directors may designate
          -------------------------------
one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another

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member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     4.6  Regular Meetings.  Regular meetings of any committee may be held
          ----------------
without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7  Special Meeting.  Special meetings of any committee may be held
          ---------------
whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8  Quorum: Majority Vote.  At meetings of any committee, a majority of
          ---------------------
the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.

     4.9  Minutes.  Each committee shall cause minutes of its proceedings to be
          -------
prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     4.10  Compensation.  Committee members may, by resolution of the Board of
           ------------
Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.11  Responsibility.  The designation of any committee and the delegation
           --------------
of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.


                               ARTICLE V:  NOTICE

     5.1  Method.  Whenever by statute, the Certificate of Incorporation, or
          ------
these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) and in respect of meetings of the Board of Directors or of any committee thereof, by hand delivery, overnight courier service, telegram, telex, or telefax.

Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     5.2  Waiver.  Whenever any notice is required to be given to any
          ------
stockholder, director, or committee member of the Corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                             ARTICLE VI:  OFFICERS

     6.1  Number, Titles, Term of Office.  The officers of the Corporation shall
          ------------------------------
be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a President, a Chief Operating Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed by the Board of Directors. The Chief Executive Officer, the Chief Operating Officer (if such position has been filled), the Secretary, and the Chief Financial Officer shall constitute the Executive Committee of this Corporation. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

     6.2  Removal.  Any officer or agent elected or appointed by the Board of
          -------
Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3  Vacancies.  Any vacancy occurring in any office of the Corporation (by
          ---------
death, resignation, removal, or otherwise) may be filled by the Board of Directors.

     6.4  Authority.  Officers shall have such authority and perform such duties
          ---------
in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     6.5  Compensation.  The compensation, if any, of officers and agents shall
          ------------
be fixed from time to time by the Board of Directors or any committee thereof; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to any other officer of the Corporation.

     6.6  Chairman.  The Chairman of the Board, if such an officer be elected,
          --------
shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned by the Board or prescribed by the Bylaws.

     6.7  Vice-Chairman.  The Vice-Chairman shall, in the absence or disability
          -------------
of the Chairman, exercise the powers and perform the duties of the Chairman and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.

     6.8  Chief Executive Officer.  The Chief Executive Officer shall be the
          -----------------------
chief executive officer of the Corporation and shall have general supervision and direction over the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors. The Chief Executive Officer, in the absence of the Chairman or the Vice-Chairman, as the case may be, shall preside at each meeting of the stockholders and of the Board of Directors. He or she may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors or by these Bylaws.

     6.9  President.  The President shall assist the Chief Executive Officer in
          ---------
the management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the control of the Board of Directors. The President may, in the absence of the Chairman, the Vice-Chairman and the Chief Executive Officer, as the case may be, preside, if present, at each meeting of the stockholders and of the Board of Directors. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors, by these Bylaws or by the Chief Executive Officer.

     6.10  Chief Financial Officer.  The Chief Financial Officer shall keep and
           -----------------------
maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct amounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any director.

     This officer or his or her designee shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

     6.11  Vice Presidents.  In the absence or disability of the President, the
           ---------------
Vice Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws.

     6.12  Secretary.  The Secretary shall keep, or cause to be kept, a book of
           ---------
minutes at the principal office or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given. He or she shall keep, or cause to be kept, the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

     6.13  Treasurer.  The Treasurer shall have charge and custody of, and be
           ---------
responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for such purpose full and adequate accounting of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chairman, the Vice-Chairman, the Chief Executive Officer, the President or the Board of Directors, whenever the Chairman, the Vice-Chairman, the Chief Executive Officer, the President or the Board of Directors shall require the Treasurer so to do, an accounting of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board of Directors; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board of Directors, by these Bylaws or by the Chief Executive Officer or by the President.

     6.14  Assistant Secretaries and Assistant Treasurers.  Assistant
           ----------------------------------------------
Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors, by these Bylaws, by the Chief Executive Officer or by the President.


                  ARTICLE VII:  CERTIFICATES AND STOCKHOLDERS

     7.1  Certificates for Shares.  Certificates representing shares of stock of
          -----------------------
the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2  Replacement of Lost or Destroyed Certificates.  The Board of Directors
          ---------------------------------------------
may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3  Transfer of Shares.  Shares of stock of the Corporation shall be
          ------------------
transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4  Registered Stockholders.  The Corporation shall be entitled to treat
          -----------------------
the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5  Regulations.  The Board of Directors shall have the power and
          -----------
authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6  Legends.  The Board of Directors shall have the power and authority to
          -------
provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.


                    ARTICLE VIII:  MISCELLANEOUS; PROVISIONS

     8.1  Dividends.  Subject to provisions of law and the Certificate of
          ---------
Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

     8.2  Reserves.  There may be created by the Board of Directors out of funds
          --------
of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     8.3  Books and Records.  The Corporation shall keep correct and complete
          -----------------
books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     8.4  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the
          -----------
Board of Directors.

     8.5  Seal.  The seal of the Corporation shall be such as from time to time
          ----
may be approved by the Board of Directors.

     8.6  Resignations.  Any director, committee member, or officer may resign
          ------------
by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the Vice-Chairman, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7  Securities of Other Corporations.  The Chairman of the Board, the
          --------------------------------
Vice-Chairman, the Chief Executive Officer, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.8  Telephone Meetings.  Members of the Board of Directors, and members of
          ------------------
any committee of the Board of Directors may participate in and hold a meeting of such Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be. Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

     8.9  Invalid Provisions.  If any part of these Bylaws shall be held invalid
          ------------------
or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.10  Mortgages, etc.  With respect to any deed, deed of trust, mortgage,
           --------------
or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

     8.11  Headings.  The headings used in these Bylaws have been inserted for
           --------
administrative convenience only and do not constitute matter to be construed in interpretation.

     8.12  References.  Whenever herein the singular number is used, the same
           ----------
shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     8.13  Amendments.  The Board of Directors shall have the power, upon the
           ----------
affirmative vote of a majority of the directors at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time these Bylaws and to make from time to time new Bylaws, subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws; provided, however, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal Bylaws made by the Board of Directors or to make new Bylaws solely upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon.